INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 333-60337 of Glenbrook Life Scudder Variable Account (A) of Glenbrook Life and Annuity Company on Form N-4 of our report dated February 5, 2003 relating to the financial statements and the related financial statement schedule of Glenbrook Life and Annuity Company, and our report dated March 7, 2003 relating to the financial statements of Glenbrook Life Scudder Variable Account (A), appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Glenbrook Life Scudder Variable Account (A)), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Chicago, Illinois
April  21, 2003